UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported: November 1, 2017

CHESS SUPERSITE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-55066	46-3621499
State or other jurisdiction incorporation	Commission File Number	IRS Employer Identification No.

1131A Leslie Street, Suite 101, Toronto, Ontario, Canada	M3C 3L8
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (647) 927-4644

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

For an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Emerging Growth Company ☐

Section 5-	Corporate Governance and Management

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal year

Effective November 1, 2017, the Company completed a 1-for-1,000 reverse stock split of its issued and outstanding common stock. The number of shares of common stock issued and outstanding after the reverse stock split is 3,883,339 shares. All fractional shares have been rounded up to the next whole share. There is no reduction in the number of the Company’s shareholders of record and there is no change in the Company’s authorized capital stock. The Company’s trading symbol will be CHZPD. The symbol will revert back to CHZP twenty (20) business days after the effective date.

Section 9-	Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

Attached to this Report as Exhibit 3(i) is the Certificate of Amendment for the reverse stock as filed with the Delaware Division of Corporations.

Exhibit No.	Description

3(i)	Certificate of Amendment

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESS SUPERSITE CORPORATION

Dated: November 1, 2017	By:	/s/ Rubin Schindermann
Chief Executive Officer